Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Sterling Infrastructure, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities												
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
	Equity	Preferred Stock	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
	Equity	Depositary Shares	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
	Other	Warrants(4)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
	Other	Units	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)				
Fees Previously Paid	--	--	--	--	--	--		--				
Carry Forward Securities												
Carry Forward Securities	Unallocated (Universal) Shelf	(5)	Rule 415(a)(6)	(5)		$100,000,000			Form S-3	333-218278	May 15, 2020	$12,980
	Total Offering Amounts					--		(3)				
	Total Fees Previously Paid							(3)				
	Total Fee Offsets							N/A				
	Net Fee Due							(3)				

(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis, except as described below.

(4) The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.

(5) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $100,000,000 of unsold securities (the "Unsold Securities") that have previously been registered under the Registrant's registration statement on Form S-3 (File No. 333-238001) initially filed on May 5, 2020, and declared effective on May 15, 2020 (the "Prior Registration Statement"). The Registrant paid a registration fee of $12,980 (which included a registration fee of $11,590 previously paid in connection with the Registrant's registration statement on Form S-3 (File No. 333-218278) initially filed on May 26, 2017, and declared effective on June 21, 2017) for an aggregate of $100,000,000 of securities that could have been issued under the Prior Registration Statement, all of which remain unsold. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee of $12,980 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.